Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER 2017 RESULTS AND RAISES 2017 GUIDANCE
Revenues grow 6.0%, net income up $4.6 million, and net cash provided by operating activities up $18.6 million from the same period in 2016
RUTLAND, VERMONT (November 1, 2017) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three month period ended September 30, 2017. In addition, the Company raised its revenue, Adjusted EBITDA*, and Normalized Free Cash Flow* guidance ranges for the fiscal year ending December 31, 2017.
Highlights for the Three Months Ended September 30, 2017:

•	Revenues were $160.3 million for the quarter, up $9.1 million, or 6.0%, from the same period in 2016.

•	Net income was $12.1 million for the quarter, up $4.6 million, or 60.3%, from the same period in 2016.

•	Adjusted Net Income Attributable to Common Stockholders* was $13.1 million for the quarter, up $5.3 million, or 69.1%, from the same period in 2016.

•	Adjusted EBITDA was $39.5 million for the quarter, up $2.4 million, or 6.5%, from the same period in 2016.

•	Operating income was $18.3 million for the quarter, up $0.9 million, or 5.2%, from the same period in 2016.

•	Adjusted Operating Income* was $19.0 million for the quarter, up $1.7 million, or 9.5%, from the same period in 2016.

•	Overall solid waste pricing for the quarter was up 3.1%, driven by strong landfill pricing up 3.5% and robust collection pricing up 3.3%.
“We had a strong operational quarter, as we continued to execute well against our key management strategies,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We remain focused on creating shareholder value through increasing landfill returns, improving collection profitability, and creating incremental value through resource solutions. As we announced in early August, we have adjusted our capital strategy to balance paying down low-cost debt with prudent acquisition and development investments. Also, we are implementing a new strategy that focuses on driving lower general and administrative costs and improving back office efficiencies through our multi-year technology plan.”
“The progress we have made on our strategies clearly drove positive financial results in the third quarter,” Casella said. “Our disciplined solid waste pricing programs continued to add value, with landfill pricing up 3.5%, and residential and commercial pricing up 3.4%. This strong pricing was coupled with 1.3% solid waste volume growth, and 1.0% solid waste revenue growth from acquisitions, as we began to ramp up our acquisition activity.”
“We achieved an exciting financial milestone in the third quarter,” Casella said. “Our Consolidated Net Leverage Ratio* as defined by our senior secured credit agreement dropped to 3.71x on September 30, 2017. Reducing our leverage ratio to-or-below 3.75x is important for two reasons: (1) this marks the achievement of the final financial target that we set for our 2018 plan that was first announced in August 2015; and (2) our Term Loan B interest rate drops by 25 basis points, which will save us approximately another $0.9 million per year of cash interest costs.”
For the quarter, revenues were $160.3 million, up $9.1 million, or 6.0%, from the same period in 2016, with revenue growth mainly driven by: robust collection, disposal and recycling commodity pricing; higher volumes; and the roll-over impact from acquisitions; partially offset by lower organics volumes.
Net income attributable to common stockholders was $12.1 million, or $0.28 per diluted common share for the quarter, up $4.6 million, as compared to net income attributable to common stockholders of $7.5 million, or $0.18 per diluted common share for the same period in 2016. Adjusted Net Income Attributable to Common Stockholders was $13.1 million for the quarter, or an Adjusted Diluted Earnings Per Common Share* of $0.30 for the quarter, as compared to Adjusted Net Income Attributable to Common Stockholders of $7.7 million, or an Adjusted Diluted Earnings Per Common Share of $0.18 for the same period in 2016.

Operating income was $18.3 million for the quarter, as compared to operating income of $17.4 million for the same period in 2016. Adjusted Operating Income was $19.0 million for the quarter, up $1.7 million from the same period in 2016. Adjusted EBITDA was $39.5 million for the quarter, up $2.4 million from the same period in 2016, with growth mainly driven by improved performance in the Company's collection and disposal lines-of-business, partially offset by higher equity and incentive compensation accruals.
Net cash provided by operating activities was $39.1 million for the quarter, as compared to $20.5 million for the same period in 2016. Net cash provided by operating activities was positively impacted in the quarter by $12.8 million associated with changes in assets and liabilities year-over-year, with $7.0 million of this positive variance driven by the change in interest accruals year-over-year due to the changes to the Company's capitalization structure in October 2016.
Free Cash Flow* was $20.0 million for the quarter, as compared to $5.1 million for the same period in 2016. Normalized Free Cash Flow was $20.9 million for the quarter, as compared to $5.1 million for the same period in 2016.
Highlights for the Nine Months Ended September 30, 2017:

•	Revenues were $448.1 million year-to-date, up $26.9 million, or 6.4%, from the same period in 2016.

•	Net loss was $(41.8) million year-to-date, as compared to net income of $5.1 million for the same period in 2016.

•	Adjusted Net Income Attributable to Common Stockholders was $24.1 million year-to-date, as compared to $5.9 million for the same period in 2016.

•	Adjusted EBITDA was $98.8 million year-to-date, up $7.6 million, or 8.3%, from the same period in 2016.

•	Operating loss was $(22.4) million year-to-date, as compared to operating income of $34.9 million for the same period in 2016.

•	Adjusted Operating Income was $42.4 million year-to-date, up $7.5 million, or 21.4%, from the same period in 2016.

•	Net cash provided by operating activities was $79.1 million year-to-date, up $23.0 million from the same period in 2016.

•	Normalized Free Cash Flow was $34.4 million year-to-date, up $19.5 million from the same period in 2016.
For the nine months ended September 30, 2017, revenues were $448.1 million, up $26.9 million, or 6.4%, from the same period in 2016, mainly driven by: robust collection, disposal and recycling commodity pricing; higher collection, commodity, and customer solutions volumes; and the rollover impact from acquisitions; partially offset by lower recycling tipping fees and organics volumes.
Net loss attributable to common stockholders was $(41.8) million, or $(1.00) per diluted common share year-to-date, as compared to net income attributable to common stockholders of $5.1 million, or $0.12 per diluted common share for the same period in 2016. Adjusted Net Income Attributable to Common Stockholders was $24.1 million year-to-date, or an Adjusted Diluted Earnings Per Common Share of $0.56 year-to-date, as compared to Adjusted Net Income Attributable to Common Stockholders of $5.9 million, or an Adjusted Diluted Earnings Per Common Share of $0.14 for the same period in 2016.
Operating loss was $(22.4) million year-to-date, as compared to operating income of $34.9 million for the same period in 2016. Adjusted Operating Income was $42.4 million year-to-date, up $7.5 million from the same period in 2016. Adjusted EBITDA was $98.8 million year-to-date, up $7.6 million from the same period in 2016.
Net cash provided by operating activities was $79.1 million year-to-date, as compared to $56.1 million for the same period in 2016. Free Cash Flow was $32.8 million year-to-date, as compared to $14.9 million for the same period in 2016. Normalized Free Cash Flow was $34.4 million year-to-date, as compared to $14.9 million for the same period in 2016.
Outlook
“Year-to-date, we have continued to outperform our budget with higher than projected pricing and operating performance,” Casella said. “While we expect these same positive operating trends to persist through our fourth quarter, we remain cautious about the near-term headwinds from lower recycling commodity prices and higher recycling labor costs associated with improving quality in response to China's Operation Sword. Our average commodity revenue per ton has dropped by approximately 40% from September to October 2017. And, while we have mature commodity risk mitigation programs in place, these programs mainly offset risk on a trailing one-month basis that will result in a negative headwind during the fourth quarter. Despite this impact, we have raised our revenue, Adjusted EBITDA, and Normalized Free Cash Flow guidance ranges for the fiscal year ending December 31, 2017.”
The estimated ranges are as follows:

•	Revenues between $585 million and $595 million (increased from a range of $577 million to $587 million);

•	Adjusted EBITDA between $126 million and $129 million (increased from a range of $124 million to $128 million; and

•	Normalized Free Cash Flow between $34 million and $37 million (increased from a range of $32 million to $36 million.
The Company does not provide reconciling information of non-GAAP financial measures on a forward-looking basis because such information is not available without an unreasonable effort. The Company believes that such information is not significant to an understanding of its non-GAAP financial measures for forward-looking periods because its methodology for calculating such non-GAAP financial measures is based on sensitivity analysis compared to budget at the business unit level rather than on differences from Generally Accepted Accounting Principles in the United States (“GAAP”) financial measures.
Conference call to discuss quarter
The Company will host a conference call to discuss these results on Thursday, November 2, 2017 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.
A replay of the call will be available on the Company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 962 49 460) until 12:00 p.m. ET on November 9, 2017.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge Landfill closure charge, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.
The Company also discloses earnings before interest and taxes, adjusted for the Southbridge Landfill closure charge, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net income (loss) attributable to common stockholders, adjusted for the Southbridge Landfill closure charge, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, impacts from divestiture transactions, losses on debt modifications, as well as impairment of investments ("Adjusted Net Income Attributable to Common Stockholders"), which is a non-GAAP financial measure.

The Company also discloses Adjusted Diluted Earnings Per Common Share, which is Adjusted Net Income Attributable to Common Stockholders divided by Adjusted Diluted Weighted Average Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units.
The Company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses Free Cash Flow plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, (less) plus cash (inflows) outflows associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, plus changes in assets and liabilities, net of effects of acquisitions and divestitures, gains on sale of property and equipment, environmental remediation charges, losses on debt extinguishment, stock based compensation expense, the Southbridge Landfill closure charge, interest expense, cash interest expense, provisions for income taxes, net of deferred taxes and adjustments as allowed by the Company's credit facility agreement ("Consolidated EBITDA") and total long-term debt and capital leases, less unencumbered cash and cash equivalents in excess of $2.0 million ("Consolidated Funded Debt, Net" and, divided by Consolidated EBITDA, the "Consolidated Net Leverage Ratio").
Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss); while Adjusted Net Income Attributable to Common Stockholders is reconciled to net income (loss) attributable to common stockholders; Adjusted Diluted Earnings Per Common Share is reconciled to diluted earnings per common share; Free Cash Flow, Normalized Free Cash Flow and Consolidated EBITDA are reconciled to net cash provided by operating activities; and Consolidated Funded Debt, Net is reconciled to total long-term debt and capital leases.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio because it considers them important supplemental measures of its performance and liquidity. The Company believes that these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance and liquidity using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio presented by other companies.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding financial results and guidance, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,”

"will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Such risks and uncertainties include or relate to, among other things: new policies adopted by China as part of its “National Sword” program that will restrict imports of recyclable materials into China and could have a material impact on the Company’s financial results; costs associated with the planned capping and closure of the Southbridge Landfill and the pending litigation relating to the Southbridge Landfill; adverse weather conditions that have negatively impacted and may continue to negatively impact its revenues and its operating margin; current economic conditions that have adversely affected and may continue to adversely affect its revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside its control; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may incur environmental charges or asset impairments in the future; and the Company's credit facility agreement requires it to meet a number of financial ratios and covenants. There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2016 and in our Form 10-Q for the quarterly period ended September 30, 2017, and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$160,269	$151,133	$448,087	$421,236
Operating expenses:
Cost of operations	103,897	98,803	300,961	284,409
General and administration	20,750	18,777	58,388	55,450
Depreciation and amortization	16,591	16,175	46,307	46,430
Southbridge Landfill closure charge (1)	754	—	64,868	—
	141,992	133,755	470,524	386,289
Operating income (loss)	18,277	17,378	(22,437)	34,947
Other expense (income):
Interest expense, net	6,210	9,579	18,872	29,448
Loss on debt extinguishment	—	191	517	736
Other income	(164)	(192)	(567)	(697)
Other expense, net	6,046	9,578	18,822	29,487
Income (loss) before income taxes	12,231	7,800	(41,259)	5,460
Provision for income taxes	151	263	561	344
Net income (loss)	12,080	7,537	(41,820)	5,116
Less: Net loss attributable to noncontrolling interests	—	—	—	(9)
Net income (loss) attributable to common stockholders	$12,080	$7,537	$(41,820)	$5,125
Basic weighted average common shares outstanding	41,951	41,377	41,783	41,169
Basic earnings per common share	$0.29	$0.18	$(1.00)	$0.12
Diluted weighted average common shares outstanding	43,295	42,287	41,783	41,896
Diluted earnings per common share	$0.28	$0.18	$(1.00)	$0.12

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2017	December 31, 2016
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$2,303	$2,544
Accounts receivable - trade, net of allowance for doubtful accounts	65,083	61,196
Other current assets	17,145	14,848
Total current assets	84,531	78,588
Property, plant and equipment, net of accumulated depreciation and amortization	351,502	398,466
Goodwill	122,085	119,899
Intangible assets, net	7,996	7,696
Restricted assets	1,084	1,002
Cost method investments	12,333	12,333
Other non-current assets	12,889	13,528
Total assets	$592,420	$631,512
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$6,014	$4,686
Accounts payable	47,043	44,997
Other accrued liabilities	32,919	32,743
Total current liabilities	85,976	82,426
Long-term debt and capital leases, less current maturities	478,424	503,961
Other long-term liabilities	88,521	69,675
Total stockholders' deficit	(60,501)	(24,550)
Total liabilities and stockholders' deficit	$592,420	$631,512

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2017	2016
Cash Flows from Operating Activities:
Net (loss) income	$(41,820)	$5,116
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	46,307	46,430
Depletion of landfill operating lease obligations	6,834	7,130
Interest accretion on landfill and environmental remediation liabilities	3,205	2,688
Amortization of debt issuance costs and discount on long-term debt	2,005	3,106
Stock-based compensation	4,784	2,377
Gain on sale of property and equipment	(43)	(541)
Southbridge Landfill non-cash closure charge (1)	63,526	—
Loss on debt extinguishment	517	736
Deferred income taxes	384	528
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(6,599)	(11,499)
Net cash provided by operating activities	79,100	56,071
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(3,563)	(2,439)
Acquisition related additions to property, plant and equipment	(182)	(38)
Additions to property, plant and equipment	(43,230)	(37,435)
Payments on landfill operating lease contracts	(3,731)	(4,811)
Proceeds from sale of property and equipment	657	1,069
Net cash used in investing activities	(50,049)	(43,654)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	146,400	140,700
Principal payments on long-term debt	(175,244)	(152,123)
Payments of debt issuance costs	(1,451)	(682)
Payments of debt extinguishment costs	—	(410)
Proceeds from the exercise of share based awards	1,003	—
Change in restricted cash	—	1,347
Net cash used in financing activities	(29,292)	(11,168)
Net (decrease) increase in cash and cash equivalents	(241)	1,249
Cash and cash equivalents, beginning of period	2,544	2,312
Cash and cash equivalents, end of period	$2,303	$3,561
Supplemental Disclosure of Cash Flow Information:
Cash interest	$19,417	$33,723
Cash income taxes, net of refunds	$248	$242
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets obtained through long-term obligations	$3,564	$1,841

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)
Note 1: Southbridge Landfill Closure Charge
In June 2017, we initiated the plan to cease operations of our Southbridge Landfill. Accordingly, in the three and nine months ended September 30, 2017, we recorded charges associated with the closure of our Southbridge Landfill as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Asset impairment charge (1)	$—	$—	$47,999	$—
Project development charge (2)	—	—	9,149	—
Environmental remediation charge (3)	—	—	6,379	—
Legal and transaction costs (4)	754	—	1,341	—
Southbridge Landfill closure charge	$754	$—	$64,868	$—

(1)
We performed a test of recoverability under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 360, which indicated that the carrying value of our asset group that includes the Southbridge Landfill was no longer recoverable and, as a result, the asset group was assessed for impairment with an impairment charge allocated to the long-lived assets of Southbridge Landfill in accordance with FASB ASC 360.

(2)	We wrote-off deferred costs associated with Southbridge Landfill permitting activities no longer deemed viable.

(3)	We recorded an environmental remediation charge associated with the future installation of a municipal waterline.

(4)	We incurred legal and other transaction costs associated with various matters as part of the Southbridge Landfill closure.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands)
Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net income (loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$12,080	$7,537	$(41,820)	$5,116
Net income (loss) as a percentage of revenues	7.5%	5.0%	(9.3)%	1.2%
Provision for income taxes	151	263	561	344
Other income	(164)	(192)	(567)	(697)
Loss on debt extinguishment	—	191	517	736
Interest expense, net	6,210	9,579	18,872	29,448
Southbridge Landfill closure charge	754	—	64,868	—
Depreciation and amortization	16,591	16,175	46,307	46,430
Depletion of landfill operating lease obligations	2,661	2,687	6,834	7,130
Interest accretion on landfill and environmental remediation liabilities	1,266	906	3,205	2,688
Adjusted EBITDA	$39,549	$37,146	$98,777	$91,195
Adjusted EBITDA as a percentage of revenues	24.7%	24.6%	22.0%	21.6%
Depreciation and amortization	(16,591)	(16,175)	(46,307)	(46,430)
Depletion of landfill operating lease obligations	(2,661)	(2,687)	(6,834)	(7,130)
Interest accretion on landfill and environmental remediation liabilities	(1,266)	(906)	(3,205)	(2,688)
Adjusted Operating Income	$19,031	$17,378	$42,431	$34,947
Adjusted Operating Income as a percentage of revenues	11.9%	11.5%	9.5%	8.3%

Following is a reconciliation of Adjusted Net Income Attributable to Common Stockholders to Net income (loss) attributable to common stockholders:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss) attributable to common stockholders	$12,080	$7,537	$(41,820)	$5,125
Loss on debt extinguishment	—	191	517	736
Southbridge Landfill closure charge	754	—	64,868	—
Tax effect (i)	228	(4)	546	—
Adjusted Net Income Attributable to Common Stockholders	$13,062	$7,724	$24,111	$5,861
Diluted weighted average common shares outstanding	43,295	42,287	41,783	41,896
Dilutive effect of options and other stock awards	—	—	1,251	—
Adjusted Diluted Weighted Average Common Shares Outstanding	43,295	42,287	43,034	41,896
Adjusted Diluted Earnings Per Common Share	$0.30	$0.18	$0.56	$0.14

(i)	The aggregate tax effect of the adjustments, including any impact of deferred tax adjustments.

Following is a reconciliation of Adjusted Diluted Earnings Per Common Share to Diluted earnings per common share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Diluted earnings per common share	$0.28	$0.18	$(1.00)	$0.12
Loss on debt extinguishment	—	—	0.01	0.02
Southbridge Landfill closure charge	0.01	—	1.54	—
Tax effect	0.01	—	0.01	—
Adjusted Diluted Earnings Per Common Share	$0.30	$0.18	$0.56	$0.14

Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow to Net cash provided by operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$39,091	$20,486	$79,100	$56,071
Capital expenditures	(18,858)	(13,975)	(43,230)	(37,435)
Payments on landfill operating lease contracts	(554)	(1,485)	(3,731)	(4,811)
Proceeds from sale of property and equipment	275	112	657	1,069
Free Cash Flow	$19,954	$5,138	$32,796	$14,894
Landfill closure, site improvement and remediation expenditures (i)	995	—	1,583	—
Normalized Free Cash Flow	$20,949	$5,138	$34,379	$14,894

(i)	Includes cash outlays associated with the Southbridge Landfill closure.

Following is the Consolidated Net Leverage Ratio and the reconciliations of Consolidated Funded Debt, Net to long-term debt and capital leases and Consolidated EBITDA to Net cash provided by operating activities:

Twelve Months Ended September 30, 2017
Consolidated Net Leverage Ratio (i)	3.71

(i)
Our senior secured credit agreement requires us to maintain a maximum leverage ratio, to be measured at the end of each fiscal quarter ("Consolidated Net Leverage Ratio"). The Consolidated Net Leverage Ratio is calculated as consolidated long-term debt and capital leases, net of unencumbered cash and cash equivalents in excess of $2,000 ("Consolidated Funded Debt, Net", calculated at $499,999 as of September 30, 2017, or $500,302 of consolidated long-term debt and capital leases, less $303 of cash and cash equivalents in excess of $2,000 as of September 30, 2017), divided by Consolidated EBITDA. Consolidated EBITDA is based on operating results for the twelve months preceding the measurement date of September 30, 2017. A reconciliation of Net cash provided by operating activities to Consolidated EBITDA is as follows:

Twelve Months Ended September 30, 2017
Net cash provided by operating activities	$103,463
Changes in assets and liabilities, net of effects of acquisitions and divestitures	4,495
Gain on sale of property and equipment	76
Environmental remediation charge	(900)
Loss on debt extinguishment	(13,528)
Stock based compensation	(5,800)
Southbridge Landfill non-cash charge	(63,526)
Interest expense, less amortization of debt issuance costs and discount on long-term debt	25,537
Provision for income taxes, net of deferred taxes	272
Adjustments as allowed by the senior secured credit agreement	84,591
Consolidated EBITDA	$134,680

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three and nine months ended September 30, 2017 and 2016 are as follows:

	Three Months Ended September 30,
	2017	% of Total Revenue	2016	% of Total Revenue
Collection	$70,040	43.7%	$65,581	43.4%
Disposal	44,881	28.0%	43,412	28.7%
Power generation	1,215	0.8%	1,610	1.1%
Processing	2,499	1.5%	1,974	1.3%
Solid waste operations	118,635	74.0%	112,577	74.5%
Organics	9,662	6.1%	10,266	6.8%
Customer solutions	15,612	9.7%	13,878	9.2%
Recycling	16,360	10.2%	14,412	9.5%
Total revenues	$160,269	100.0%	$151,133	100.0%

	Nine Months Ended September 30,
	2017	% of Total Revenue	2016	% of Total Revenue
Collection	$196,185	43.8%	$187,117	44.4%
Disposal	118,334	26.4%	115,050	27.3%
Power generation	4,121	0.9%	4,777	1.1%
Processing	6,296	1.4%	4,694	1.2%
Solid waste operations	324,936	72.5%	311,638	74.0%
Organics	29,881	6.7%	31,372	7.4%
Customer solutions	44,064	9.8%	40,361	9.6%
Recycling	49,206	11.0%	37,865	9.0%
Total revenues	$448,087	100.0%	$421,236	100.0%

Components of revenue growth for the three months ended September 30, 2017 compared to the three months ended September 30, 2016 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$2,160	3.3%	1.9%	1.4%
Disposal	1,297	3.0%	1.2%	0.9%
Solid Waste Price	3,457		3.1%	2.3%
Collection	1,067		0.9%	0.7%
Disposal	169		0.2%	0.1%
Processing	177		0.2%	0.1%
Solid Waste Volume	1,413		1.3%	0.9%
Fuel surcharge and other fees	(28)		—%	—%
Commodity price and volume	(47)		—%	—%
Acquisitions, net divestitures	1,263		1.0%	0.8%
Total Solid Waste	6,058		5.4%	4.0%
Organics	(604)			(0.4)%
Customer Solutions	1,734			1.1%
Recycling Operations:			% of Recycling Operations
Price	1,824		12.7%	1.2%
Volume	124		0.8%	0.1%
Total Recycling	1,948		13.5%	1.3%
Total Company	$9,136			6.0%
Solid waste internalization rates by region for the three and nine months ended September 30, 2017 and 2016 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Eastern region	62.0%	59.6%	55.6%	52.9%
Western region	75.9%	75.2%	72.8%	74.6%
Solid waste internalization	68.5%	67.1%	63.6%	63.1%
Components of capital expenditures (ii) for the three and nine months ended September 30, 2017 and 2016 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total Growth Capital Expenditures	$696	$829	$2,651	$4,291
Replacement Capital Expenditures:
Landfill development	14,071	10,190	26,161	21,647
Vehicles, machinery, equipment and containers	2,913	2,336	11,254	9,680
Facilities	543	452	1,708	1,132
Other	635	168	1,456	685
Total Replacement Capital Expenditures	18,162	13,146	40,579	33,144
Total Growth and Replacement Capital Expenditures	$18,858	$13,975	$43,230	$37,435

(ii)
The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures, which are not included in the table above, are defined as costs of equipment added directly as a result of new business growth related to an acquisition.